            EXHIBIT (15)  LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Industries, Inc., for the registration of its common stock, of our report dated August 4, 1997 relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Industries, Inc. which are included in its Form 10-Q for the quarter ended June 30, 1997.

    REGISTRATION                                                                      SHARES
     STATEMENT                                 DESCRIPTION                           REGISTERED
--------------------   ------------------------------------------------------------  ---------
Form S-3 (33-86054)    Convertible Senior Subordinated Debt                            363,094
Form S-8 (33-64420)    1992 Stock Option Plan                                          350,000
Form S-8 (33-01047)    Individual Account Retirement Plan                            1,500,000
Form S-8 (333-28407)   Amended and Restated 1992 Stock Option Plan and 1996 Non-       750,000
                       Employee Director Stock Option Plan

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            /s/ ERNST & YOUNG LLP

August 14, 1997
Cleveland, Ohio

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